Exhibit 99.1

Investor Relations ir@membershipcollectivegroup.com Media and Press press@membershipcollectivegroup.com

Membership Collective Group Announces Fourth Quarter and Fiscal Year 2022 Results

LONDON, U.K. March 8, 2023— Membership Collective Group Inc. (NYSE: MCG) (“MCG,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the fourth quarter and fiscal year ended January 1, 2023.

Fourth Quarter 2022 Financial Results

•
Total Members grew to 226,830 from 211,351 in Q3 2022 and 45.6% year-over-year
o
Soho House Members grew to 161,975 from 152,165 in Q3 2022, and 31.9% year-over-year
•
MCG Membership waitlist now sits at an all-time high of ~86,000 and retention rates continue around pre-pandemic levels
•
Total revenues of $270.4 million, 46.5% year-over-year growth
•
Membership revenues of $77.1 million increased by 46.4% year-over-year, accounting for 28.5% of Total revenues
•
In-House revenues grew to $120.7 million up 35.6% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 21.6% higher year-over-year on a Like-for-Like basis
•
Net gain attributable to Membership Collective Group Inc. was $13.5 million or $0.07 per share, inclusive of a $58.6 million non-cash foreign exchange gain
•
Adjusted EBITDA was $23.2 million, up $20.6 million from the fourth quarter 2021
•
Opened Soho House Stockholm and Miami Pool House in Q4 2022 and Soho House Bangkok opened in February 2023

Fiscal Year 2022 Financial Results

•
Fiscal Year 2022 Total revenues increased 73.4% year-over-year to $972.2 million.
•
Membership revenues of $272.8m increased 44.2% year-over-year, accounting for 28.1% of Total revenues
•
In-House revenues grew to $426.6 million up 95.7% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 29.5% higher year-over-year on a Like-for-Like basis
•
Net loss attributable to Membership Collective Group Inc. was $220.6 million or $1.10 per share, inclusive of a $69.6 million non-cash foreign exchange charge

•
Adjusted EBITDA was $60.7 million, up from a ($24.0) million loss in fiscal year 2021
•
Successfully opened seven new Houses: Nashville, Brighton Beach House, Holloway House, Little House Balham, Copenhagen, Stockholm, Miami Pool House

“We had a strong fourth quarter, with revenues up 47% year on year and Adjusted EBITDA outperforming our guidance range. Demand remains strong despite concerns around the economic environment, and we ended the year with a 32% increase in Soho House members. I would like to thank our members for their continued support and our teams for their hard work and passion throughout the year,” said Andrew Carnie, CEO of MCG. “Looking ahead to 2023, we’re confident in the resilience of our growth and are more focused than ever on improving member value and driving profitability."

"We have also decided to change our company name to Soho House & Co, which will become effective in a few weeks, taking us back to our roots and reflecting the unique brand that Nick spent 28 years creating.”

Nick Jones, founder of MCG, added: “It’s great to see Soho House continue to go from strength to strength and I could not be prouder of Andrew and the wider team. Members have always been at the heart of everything we do; introducing new menus to better reflect our Houses, more focus on training, and the evolving design of our new openings, proves this continues to be our philosophy.”

Summary of Financial Results for the Quarter and Fiscal Year Ending January 1, 2023

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands, except shares and per share amount unless otherwise noted)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Total revenues	$270,390	$184,515	$972,214	$560,554
Membership revenues	$77,124	$52,671	$272,809	$189,189
In-House revenues	$120,674	$89,023	$426,602	$217,934
Other revenues	$72,592	$42,821	$272,803	$153,431
Operating gain (loss)	$36,010	$(24,162)	$(147,481)	$(188,026)
House-Level Contribution(1)	$45,448	$32,036	$144,425	$82,852
House-Level Contribution margin (%)(1)	24%	24%	22%	21%
Other Contribution(1)	$15,430	$5,323	$52,524	$1,710
Other contribution margin (%)(1)	19%	11%	17%	1%
Net income (loss) attributable to MCG Inc.	$13,526	$(41,902)	$(220,580)	$(265,395)
Adjusted EBITDA(1)	$23,197	$2,559	$60,741	$(23,969)
Adjusted EBITDA margin (%)(1)	9%	1%	6%	(4)%
Net debt(1)(2)	$531,665	$382,387	$531,665	$382,387
Weighted average Class A and Class B Shares outstanding (basic)	196,878,523	202,139,249	199,985,264	173,691,203
Basic and diluted income (loss) per share	$0.07	$(0.21)	$(1.10)	$(1.88)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

(2) Net Debt is presented as of January 1, 2023 and January 2, 2022 respectively and excludes finance lease and finance obligations.

The following selected expenses listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Pre-opening expenses	$3,753	$5,304	$14,081	$21,294
Non-cash rent	2,233	5,753	7,877	12,651
Deferred registration fees, net	(469)	3,878	924	4,463

We delivered the following highlights against our strategic priorities in the fourth quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 161,975 from 152,165 in Q3 2022, and 31.9% year-over-year
•
We further expanded in Q4 2022 through the opening of Miami Pool House and Soho House Stockholm.
•
Successfully opened Soho House Bangkok in February 2023, on track to deliver annual target of 5-7 new Soho Houses in 2023
•
Differentiated offerings in Houses in similar geographies to provide more unique member experiences
•
Subsequent to quarter-close, we have made our food offerings more seasonal and rolled out new service standards
•
Have seen increased foot traffic across Houses since implementation of several initiatives

2. Operational Excellence to Drive Profitability

•
We achieved Q4 2022 Adjusted EBITDA of $23.2 million, an increase of $20.6 million compared to Q4 2021
•
In-House revenues grew 35.6% to $120.7 million in Q4 2022, up from $89.0 million in Q4 2021
•
Operating wages as a percent of revenues improved ~1,000bps in December 2022 vs. August 2022
•
Streamlined back-office and operating expenses through strategic reorganization
•
Food and beverage margins rose 230bps vs. Q4 2019 on a like-for-like basis
•
Focus on driving accommodations performance resulted in 21.6% RevPAR growth in Q4 2022 compared to Q4 2021

Membership Summary for the Quarter Ending January 1, 2023

	As of
	January 1, 2023	January 2, 2022
Total Members	226,830	155,836
Soho House	161,975	122,807
Frozen members	2,256	4,454
Soho Friends	58,222	23,453
Soho Works	6,633	5,016
HOME+(1)	—	4,560
Active App Users	168,641	119,677

(1) At the beginning of August 2022, we merged our SOHO HOME+ membership into Soho Friends.

	As of
	January 1, 2023	January 2, 2022	January 3, 2021
	(Unaudited)
Number of Soho Houses	40	33	27
North America	14	11	9
United Kingdom	13	11	10
Europe/RoW	13	11	8
Number of Soho House Members	161,975	122,807	113,509
North America	60,439	45,733	42,722
United Kingdom	60,909	48,575	45,470
Europe/RoW	33,827	23,847	20,213
All Other	6,800	4,652	5,104
Number of Other Members	64,855	33,029	5,252
North America	17,864	7,944	769
United Kingdom	39,325	22,131	4,424
Europe/RoW	7,666	2,954	59
Number of Total Members	226,830	155,836	118,761
Number of Active App Users	168,641	119,677	77,226

Memberships

•
Total Members in the Q4 2022 grew to 226,830 from 211,351 in the Q3 2022 and by 45.6% year-over-year
•
Total Soho House Members grew to 161,975 from 152,165 in Q3 2022, as retention rates remained strong, alongside membership intakes in both new and existing Houses
•
Soho House member retention was 93.4% in 2022 versus 5-year average of 94%
•
Frozen Members declined to 2,256 at the end of Q4 2022. Frozen members as a % of total membership is below pre-pandemic levels
•
Other Memberships including Soho Friends and Soho Works increased to 64,855 members, an increase of 5,669 from the end of Q3 2022 and a 96% increase year-on-year. In August 2022, we merged our HOME+ members into Friends members to enhance the value for HOME+ members while increasing our share of wallet

Financing

•
Membership Collective Group Inc. ended Q4 2022 with Cash and cash equivalents and Restricted cash of $190 million
•
The Company repurchased 8,467,120 shares for a total of $50 million during the fiscal year 2022 with the share repurchase program ending in Q4 2022

Fiscal 2023 Guidance Assumptions

The following forward-looking statements reflect our expectations as of today, March 8, 2023:

	Fiscal 2022 Results	Fiscal 2023 Guidance
Total Soho House Members	161,975	>190,000
Total Membership Revenues	$273m	$355m - $365m
Total Revenues*	$972m	$1.1b - $1.2b
Adjusted EBITDA**	$61m	$120m - $130m

*Assumes ~$40m YoY headwind from FX, reflecting EUR/USD at 1.03 and GBP/USD at 1.16 for fiscal 2023

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$25-30m combined for fiscal 2023 as a whole

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Wednesday, March 8, 2023, at 9am ET / 2pm GMT.

A live broadcast and accompanying presentation will be available at MCG’s website

www.membershipcollectivegroup.com.

To listen to the live conference call, please dial:

USA

New York (646) 307 1963

USA & Canada Toll-Free (800) 715 9871

UK

London +44 20 3481 4247
UK Toll-Free +44 800 260 6466

Conference ID 6572124

A replay of the webcast will be available on the MCG website following the call for up to 90 days.

Contacts: -

Investor Relations: ir@membershipcollectivegroup.com

Press: press@membershipcollectivegroup.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin, Net Debt and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See Appendix for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.membershipcollectivegroup.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA and Share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

NET DEBT. Net Debt reflects the total debt, comprising long-term debt, property mortgage loans and related party loans, less cash, cash equivalents and restricted cash and exclude finance lease and finance obligations. Net Debt is an important measure to monitor leverage and evaluate the balance sheet. A limitation associated with using Net Debt is that it subtracts Cash and cash equivalents and Restricted cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. Management believes that investors may find it useful to monitor leverage and evaluate the balance sheet.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net loss to Adjusted EBITDA for the 13 weeks ending January 1, 2023 and January 2, 2022 is set forth below:

	For the 13 Weeks Ended		Percent Change
	January 1, 2023 Actuals	January 2, 2022 Actuals	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$15,774	$(42,348)	n/m	n/m
Depreciation and amortization	27,440	22,363	23%	n/m
Interest expense, net	18,551	16,933	10%	n/m
Income tax expense	2,061	(1,154)	n/m	n/m
EBITDA	63,826	(4,206)	n/m	n/m
Loss on sale of property and other, net	1,139	35	n/m	n/m
Share of (income) loss of equity method investments	(1,515)	2,372	n/m	n/m
Foreign exchange gain, net⁽²⁾	(58,560)	(4,980)	n/m	n/m
Share of equity method investments adjusted EBITDA	1,895	487	n/m	n/m
Adjusted share-based compensation expense⁽³⁾	9,044	6,702	35%	n/m
Operational reorganization and severance expense⁽⁴⁾	5,293	—	n/m	n/m
Membership credits (rebate) expense⁽⁵⁾	(15)	2,871	n/m	n/m
COVID-19 related rebate⁽⁶⁾	—	(47)	n/m	n/m
Corporate financing and restructuring costs⁽⁷⁾	—	(675)	n/m	n/m
Out of period operating lease liability adjustment⁽⁸⁾	1,177	—	n/m	n/m
Employment related settlement expense⁽⁹⁾	913	—	n/m	n/m
Adjusted EBITDA	$23,197	$2,559	n/m	n/m
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by an increase in non-USD denominated working capital as a result our foreign growth, foreign exchange volatility impacting our non-USD debt and working capital.
3.
For 13 Weeks Ended January 1, 2023 this excludes a $1 million non-cash expense, which is included within Share-based compensation expense in the Consolidated Statements of Operations and includes an expense of $3 million, which is excluded from Share-based compensation expense in the Consolidated Statements of Operations, in respect of a non-recurring cash payment in connection with the Growth Shares.
4.
In the 13 weeks ended January 1, 2023 this includes a non-cash share-based compensation expense of $1 million and $4 million with respect to a strategic reorganization of the Company's operations and support team.
5.
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
6.
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID-19 related expenses.
7.
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs and gains do not relate to normal, recurring, cash operating expenses.
8.
Represents an out-of-period adjustment correcting an error with respect to the estimation of the operating lease liability identified during the 13 week period ended January 1, 2023 but relating prior financial periods. There is no material impact from the correction of this error to previously reported periods.

9.
Represents expenses incurred in the 13 weeks ended January 1, 2023 with respect to a historic settlement of an employment related legal claim. The Company has remediated its operating processes to mitigate a similar issue from recurring.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the 13 weeks ending January 1, 2023 and January 2, 2022 is set forth below:

	For the 13 Weeks Ended
	January 1, 2023	January 2, 2022	Change %	January 2, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$36,010	$(24,162)	n/m	$(21,274)	n/m
General and administrative	36,695	29,009	26%	25,541	44%
Pre-opening expenses	3,753	5,304	(29)%	4,670	(20)%
Depreciation and amortization	27,440	22,363	23%	19,690	39%
Share-based compensation	7,826	6,702	17%	5,901	33%
Foreign exchange gain, net	(58,560)	(4,980)	n/m	(4,385)	n/m
Other	7,714	3,123	n/m	2,750	n/m
Non-House membership revenues	(8,301)	(6,397)	(30)%	(5,632)	(47)%
Other revenues	(72,592)	(42,821)	(70)%	(37,702)	(93)%
Other operating expenses	65,463	43,895	49%	38,648	69%
House-Level Contribution	$45,448	$32,036	42%	$28,207	61%
Operating Gain (Loss) Margin	4%	(4)%
House-Level Contribution Margin	24%	24%		24%

	For the 13 Weeks Ended
	January 1, 2023	January 2, 2022	Change %	January 2, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$36,010	$(24,162)	n/m	$(21,274)	n/m
General and administrative	36,695	29,009	26%	25,541	44%
Pre-opening expenses	3,753	5,304	(29)%	4,670	(20)%
Depreciation and amortization	27,440	22,363	23%	19,690	39%
Share-based compensation	7,826	6,702	17%	5,901	33%
Foreign exchange gain, net	(58,560)	(4,980)	n/m	(4,385)	n/m
Other	7,714	3,123	n/m	2,750	n/m
House membership revenues	(68,823)	(46,274)	(49)%	(40,743)	(69)%
In-House revenues	(120,674)	(89,023)	(36)%	(78,382)	(54)%
In-House operating expenses	144,049	103,261	39%	90,918	58%
Total Other Contribution	$15,430	$5,323	n/m	$4,687	n/m
Operating Gain (Loss) Margin	4%	(4)%
Other Contribution Margin	19%	11%		11%

A reconciliation of Net loss to Adjusted EBITDA for the Fiscal Years ending January 1, 2023 and January 2, 2022 is set forth below:

	For the Fiscal Year Ended		Percent Change
	January 1, 2023 Actuals	January 2, 2022 Actuals	Actuals	Constant Currency(1)
	(Unaudited, dollar amounts in thousands)
Net loss	$(219,780)	$(268,714)	18%	8%
Depreciation and amortization	99,930	83,613	20%	34%
Interest expense, net	71,499	84,382	(15)%	(5)%
Income tax expense	5,131	894	n/m	n/m
EBITDA	(43,220)	(99,825)	57%	51%
Gain on sale of property and other, net	(390)	(6,837)	94%	94%
Share of (income) loss of equity method investments	(3,941)	2,249	n/m	n/m
Foreign exchange loss, net(2)	69,600	25,541	n/m	n/m
Share of equity method investments adjusted EBITDA	7,577	4,662	63%	83%
Adjusted share-based compensation expense(3)	25,101	26,660	(6)%	6%
Operational reorganization and severance expense(4)	9,339	—	n/m	n/m
Membership credits expense(5)	1,201	7,923	(85)%	(83)%
COVID-19 related rebate(6)	—	(664)	n/m	n/m
Corporate financing and restructuring costs(7)	—	16,322	n/m	n/m
Out of period operating lease liability adjustment(8)	(5,439)	—	n/m	n/m
Employment related settlement expense(9)	913	—	n/m	n/m
Adjusted EBITDA	$60,741	$(23,969)	n/m	n/m
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by an increase in non-USD denominated working capital as a result our foreign growth, foreign exchange volatility impacting our non-USD debt and working capital.
3.
For 52 Weeks Ended January 1, 2023 this excludes a $5 million non-cash expense, which is included within Share-based compensation expense in the Consolidated Statements of Operations, separately presented within Operational reorganization and severance expense below. It also includes an expense of $3 million, which is excluded from Share-based compensation expense in the Consolidated Statements of Operations, in respect of a non-recurring cash payment in connection with the Growth Shares.
4.
Represents $4m of expenses incurred with respect to a strategic reorganization program of the Company's operations and support teams. This also includes a non-cash share-based compensation expense of $5 million. The non-cash share-based compensation expense is reported within Share-based compensation expense.
5.
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.
6.
Represent items of additional expense incurred in order to comply with health and safety protocols while keeping certain Houses open during the pandemic. In 2021, we received a government grant related to business rates in the UK which reduced our COVID-19 related expenses.
7.
Our Corporate financing and restructuring costs vary significantly each year and period presented based on financing and restructuring being undertaken. Such costs do not relate to normal, recurring, cash operating expenses.
8.
Represents an out-of-period adjustment correcting an error with respect to the estimation of the operating lease liability identified during the 13 week period ended January 1, 2023 but relating prior financial periods. There is no material impact from the correction of this error to previously reported periods.
9.
Represents expenses incurred with respect to a historic settlement of an employment related legal claim. The Company has remediated its operating processes to mitigate a similar issue from recurring.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the Fiscal Year ending January 1, 2023 and January 2, 2022 is set forth below:

	For the Fiscal Year Ended
	January 1, 2023	January 2, 2022	Change %	January 2, 2022 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(147,481)	$(188,026)	22%	$(167,282)	12%
General and administrative	123,435	89,383	38%	79,522	55%
Pre-opening expenses	14,081	21,294	(34)%	18,945	(26)%
Depreciation and amortization	99,930	83,613	20%	74,389	34%
Share-based compensation	27,681	26,660	4%	23,719	17%
Foreign exchange loss, net	69,600	25,541	n/m	22,723	n/m
Other	9,703	26,097	(63)%	23,218	(58)%
Non-House membership revenues	(30,057)	(15,431)	(95)%	(13,729)	n/m
Other revenues	(272,803)	(153,431)	(78)%	(136,505)	(100)%
Other operating expenses	250,336	167,152	50%	148,712	68%
House-Level Contribution	$144,425	$82,852	74%	$73,712	96%
Operating loss margin	(15)%	(34)%		(34)%
House-Level Contribution Margin	22%	21%		21%

	For the Fiscal Year Ended
	January 1, 2023	January 2, 2022	Change %	January 2, 2022 Constant Currency(1)	Constant Currency Change %(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating loss	$(147,481)	$(188,026)	22%	$(167,282)	12%
General and administrative	123,435	89,383	38%	79,522	55%
Pre-opening expenses	14,081	21,294	(34)%	18,945	(26)%
Depreciation and amortization	99,930	83,613	20%	74,389	34%
Share-based compensation	27,681	26,660	4%	23,719	17%
Foreign exchange loss, net	69,600	25,541	n/m	22,723	n/m
Other	9,703	26,097	(63)%	23,218	(58)%
House membership revenues	(242,752)	(173,758)	(40)%	(154,589)	(57)%
In-House revenues	(426,602)	(217,934)	(96)%	(193,892)	n/m
In-House operating expenses	524,929	308,840	70%	274,769	91%
Total Other Contribution	$52,524	$1,710	n/m	$1,522	n/m
Operating loss margin	(15)%	(34)%		(34)%
Other Contribution Margin	17%	1%		1%

A reconciliation of Net Debt as of January 1, 2023 and January 2, 2022 is set forth below:

	As of		Percentage change
	January 1, 2023	January 2, 2022	Actuals	Constant Currency
Current portion of debt, net of debt issuance costs	$1,005	$6,923	(85)%	(84)%
Debt, net of current portion and debt issuance costs	579,904	459,343	26%	42%
Property mortgage loans, net of debt issuance costs	116,187	115,122	1%	13%
Current portion of related party loans	24,612	21,661	14%	28%
Related party loans, net of current portion and imputed interest	—	—	n/m	n/m
Total debt	721,708	603,049	20%	35%
Less: Cash and cash equivalents	182,115	212,833	(14)%	(4)%
Less: Restricted cash	7,928	7,829	1%	14%
Net debt	$531,665	$382,387	39%	56%

Consolidated statements of operation for fiscal years 2022 and 2021 and 13 weeks ended January 1, 2023 and January 2, 2022:

	For the 13 Weeks Ended		For the Fiscal Year Ended
(in thousands except for per share data)	January 1, 2023	January 2, 2022	January 1, 2023	January 2, 2022
Revenues
Membership revenues	$77,124	$52,671	$272,809	$189,189
In-House revenues	120,674	89,023	426,602	217,934
Other revenues	72,592	42,821	272,803	153,431
Total revenues	270,390	184,515	972,214	560,554
Operating expenses
In-House operating expenses	(144,049)	(103,261)	(524,929)	(308,840)
Other operating expenses	(65,463)	(43,895)	(250,336)	(167,152)
General and administrative expenses	(36,695)	(29,009)	(123,435)	(89,383)
Pre-opening expenses	(3,753)	(5,304)	(14,081)	(21,294)
Depreciation and amortization	(27,440)	(22,363)	(99,930)	(83,613)
Share-based compensation	(7,826)	(6,702)	(27,681)	(26,660)
Foreign exchange gain (loss), net	58,560	4,980	(69,600)	(25,541)
Other	(7,714)	(3,123)	(9,703)	(26,097)
Total operating expenses	(234,380)	(208,677)	(1,119,695)	(748,580)
Operating income (loss)	36,010	(24,162)	(147,481)	(188,026)
Other (expense) income
Interest expense, net	(18,551)	(16,933)	(71,499)	(84,382)
(Loss) gain on sale of property and other, net	(1,139)	(35)	390	6,837
Share of income (loss) of equity method investments	1,515	(2,372)	3,941	(2,249)
Total other expense, net	(18,175)	(19,340)	(67,168)	(79,794)
Income (loss) before income taxes	17,835	(43,502)	(214,649)	(267,820)
Income tax (expense) benefit	(2,061)	1,154	(5,131)	(894)
Net loss	15,774	(42,348)	(219,780)	(268,714)
Net (income) loss attributable to noncontrolling interests	(2,248)	446	(800)	3,319
Net income (loss) attributable to Membership Collective Group Inc.	$13,526	$(41,902)	$(220,580)	$(265,395)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted	$0.07	$(0.21)	$(1.10)	$(1.88)

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized. House Introduction Credits expire three months from the date of issue.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works, Soho Friends and SOHO HOME+ and are key to our growth strategy and enhancing our Soho House member experience. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members)

at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized. House Introduction Credits expire three months from the date of issue.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for fiscal 2023, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended January 2, 2022 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@membershipcollectivegroup.com

Media and Press

press@membershipcollectivegroup.com

About Membership Collective Group:

The Membership Collective Group (MCG) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the MCG platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with MCG through our global collection, as at January 1, 2023, of 40 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of MCG’s wider portfolio.

For more information, please visit www.membershipcollectivegroup.com.

Source: Membership Collective Group (MCG)